UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2010

INVACARE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant's telephone number, including area code)

_____________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure.

On March 30, 2010, President Obama signed the Reconciliation bill which amends the Health Care Reform bill signed by the President on March 23, 2010.  The Reconciliation bill includes a new tax on U.S. sales of medical device manufacturers or importers, such as Invacare Corporation (the “Company”).  The law would impose a yearly 2.3% sales-based or excise tax on medical device manufacturers or importers starting January 1, 2013. The excise tax would be deductible by the manufacturer or importer on its federal tax return.  The excise tax would not apply to medical devices that the Secretary of Treasury determines are generally purchased by the general public at retail for individual use.

Once there is a clear understanding of what specific medical device products will be covered by the excise tax, the Company will evaluate all of its available options to offset the impact of the proposed tax on the Company’s financial results in 2013, including possible price increases on the relevant products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: March 30, 2010
/s/ Anthony C. LaPlaca
Anthony C. LaPlaca Senior Vice President and General Counsel